UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2006

EMTEC INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

572 Whitehead Road, Bldg. #1 Trenton, NJ 08619

(Address of principal executive offices)

(609) 528-8500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 13, 2006, the Company and its subsidiaries, Emtec, Inc. (“Emtec NJ”) and Westwood Computer Corporation (“Westwood” and together with the Emtec NJ, the “Borrower”), entered into an addendum (the “Addendum”) to their Agreement for Wholesale Financing (“AWF”) and their Business Financing Agreement (“BFA” and, together with the AWF, the “Credit Facility”) with GE Commercial Distribution Finance Corporation (the “Lender”). The Addendum amends the Credit Facility by increasing the Borrower’s reserve amount from $3.0 million to $5.0 million. The Credit Facility now provides for aggregate borrowings of the lesser of $35.0 million or 85% of eligible accounts receivable, plus 100% of the unsold inventory financed by the Lender, minus a $5.0 million reserve. In addition, in connection with the execution of the Addendum, the Borrower agreed to pay the Lender a fee of $50,000 in connection with the Lender’s waiver of the Borrower’s non-compliance with certain financial covenants contained in the Credit Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMTEC, INC.

Date: February 16, 2006	By: /s/ Stephen C. Donnelly

Name:  Stephen C. Donnelly

Title:	Chief Financial Officer